EXHIBIT 10.1

SUMMARY COMPENSATION SHEET FOR NAMED EXECUTIVE OFFICERS

At a meeting held on April 26, 2005, our Board of Directors ratified the decisions of the Compensation Committee (the “Committee”), with respect to the annual base salaries of our executive officers effective as of January 1, 2005. The following table sets forth those annual base salary levels for the year ended December 31, 2005 and annual incentive awards that were paid to our executive officers for the year ended December 31, 2004:

Name and Position	Base Salary for the Year Ended December 31, 2005	Aggregate Bonus for the Year Ended December 31, 2004
David F. Hofstatter Chief Executive Officer	$275,000	$27,000
Jason S. Spievak Chief Financial Officer	$225,000	$31,500
John M. Greathouse Executive Vice President of Sales and Business Development	$200,000	$41,992
David S. Trandal Vice President of Operations	$160,000	$12,938
Colin D. Kelley Chief Technology Officer	$185,000	$17,250
David A. Giannini Vice President of Engineering	$190,000	$27,750